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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 6, 2002 relating to the financial statements, which appears in the White Electronic Designs Corporation's Annual Report on Form 10-K for the year ended September 28, 2002.

/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona
February 18, 2003